Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

K12 Inc.

Herndon, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 9, 2016, relating to the consolidated financial statements, the effectiveness of K12 Inc. and subsidiaries’ internal control over financial reporting and the schedule of K12 Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016.

/s/ BDO USA, LLP

McLean, Virginia
August 9, 2016